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                                                                    Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-44513 and 333-114332) and on Forms S-8 (File Nos. 33-54994, 33-80162, 333-31138, 333-54980, and 333-83392) of Escalon Medical Corp.
of our report dated September 10, 2004, (except for Note 13, as to which the date is September 22, 2004) relating to the consolidated financial statements of Escalon Medical Corp. and Subsidiaries included in its Annual Report on Form 10-K for the year ended June 30, 2004.


/s/ PARENTE RANDOLPH, LLC
Philadelphia, Pennsylvania
September 28, 2004